                                                                    EXHIBIT 23.1




                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Tri-Union Development Corporation
(formerly Tribo Petroleum Corporation)
Houston, Texas



We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 No. 333-66282 and 333-66282-01 of Tri-Union Development Corporation (formerly Tribo Petroleum Corporation) of our report dated March 14, 2003, relating to the consolidated financial statements, which appears in this Form 10-K.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                            BDO Seidman, LLP



Houston Texas
March 31, 2003